UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): January 21, 2015

Nexstar Broadcasting Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50478	23-3083125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700

Irving, Texas 75062

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Nexstar Broadcasting Group, Inc. (the “Company”) announced on January 21, 2015 that its wholly owned subsidiary, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), entered into a purchase agreement, dated January 21, 2015, with respect to the sale by Nexstar Broadcasting of $275.0 million aggregate principal amount of 6.125% senior notes due 2022 at an issue price of 100% (the “Notes”) in a private offering. The Notes will be senior unsecured obligations of Nexstar Broadcasting and will be guaranteed by the Company, Mission Broadcasting, Inc. (“Mission”) and certain of Nexstar Broadcasting’s and Mission’s future restricted subsidiaries on a senior unsecured basis.

The purchase agreement contains customary representations, warranties and agreements by Nexstar Broadcasting, the Company and Mission. In addition, Nexstar Broadcasting, the Company and Mission have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Company, Nexstar Broadcasting and Mission have agreed with the initial purchasers not to offer or sell any debt securities issued by Nexstar Broadcasting, the Company or Mission for a period of 30 days after the date of the purchase agreement without the prior written consent of the representative of the initial purchasers. Subject to customary closing conditions, the sale of the Notes is expected to close on or about January 29, 2015.

Nexstar Broadcasting intends to use the net proceeds of the offering to fund the proposed acquisitions of three television stations in three markets from Landmark Television, LLC and Landmark Media Enterprises, LLC, Meredith Corporation and SagamoreHill of Phoenix, LLC, and Pappas Telecasting of Iowa, LLC and KCWI License, LLC (collectively, the “Pending Acquisitions”), to pay related fees and expenses and for general corporate purposes. If any of the Pending Acquisitions are not consummated, the proceeds of the offering intended to fund such Pending Acquisitions will be used to pay fees and expenses and for general corporate purposes. The offering is not conditioned on the consummation of the Pending Acquisitions or any other transactions.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. Any offers of the Notes and related guarantees will be made only by means of a private offering memorandum. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the purchase agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On January 21, 2015, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is filed as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Mission Broadcasting, Inc. and Wells Fargo Securities, LLC, acting on behalf of itself and the several initial purchasers named in Schedule I thereto, dated January 21, 2015.

99.1	Press Release dated January 21, 2015, announcing pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: January 22, 2015	Name:	Thomas E. Carter
	Title:	Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Mission Broadcasting, Inc. and Wells Fargo Securities, LLC, acting on behalf of itself and the several initial purchasers named in Schedule I thereto, dated January 21, 2015.

99.1	Press Release dated January 21, 2015, announcing pricing of the Notes.